Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and do not disagree with the comments in Item 4.01 of Form 8-K of Rub A Dub Soap, Inc. dated June 27, 2006.

/s/ Cordovano & Honeck LLP

Cordovano & Honeck LLP
Denver, Colorado
June 30, 2006